                                                               EXHIBIT (2)(G)(4)

                             SUPPLEMENTARY AGREEMENT

     WHEREAS, the Investment Contract, dated as of June 1, 1997 (the "Investment
Contract"), between the Thai Fund, Inc. (the "Fund") and The Mutual Fund Public
Company Limited ("MFC"), in the form approved by the stockholders of the Fund, provides for a council (the "Council") to consult with MFC on Thailand economic and securities market matters; and

     WHEREAS, the Technical Assistance and Seconding Agreement, dated as of June
1, 1997 (the "Technical Assistance Agreement"), among the Fund, MFC and Morgan
Stanley Asset Management Inc., in the form approved by the stockholders of the
Fund, also contains provisions relating to compensation and expenses of the
Council members; and

     WHEREAS, the directors of the Fund signed a Unanimous Written Consent on
December 4, 1997 calling for the abolition of the Council; and

     WHEREAS, The Chase Manhattan Bank (formerly The Chase Manhattan Bank, N.A.)
became the Fund's administrator on September 1, 1995, replacing United States
Trust Company of New York in that capacity;

     NOW THEREFORE, the undersigned agree as follows:

     FIRST. The provisions of the Investment Contract and the Technical
Assistance Agreement, insofar as they relate to the Council, are of no further effect.

     SECOND. The Investment Contract is hereby amended so as to substitute "The
Chase Manhattan Bank" for "United States Trust Company of New York" wherever said name appears in Section 6.6 thereof.

     IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Supplementary Agreement as of February 13, 1998.

THE THAI FUND, INC.                     THE MUTUAL FUND PUBLIC
                                        COMPANY LIMITED

By: /s/ Michael F. Klein                By: /s/ Damrongsuk Amatyakul
    ---------------------------------       ------------------------------------
    Name: Michael F. Klein                  Name: Mr. Damrongsuk Amatyakul
    Title: President                        Title: President

                                        MORGAN STANLEY ASSET MANAGEMENT INC.

                                        By: /s/ Michael F. Klein
                                            ---------------------------------
                                            Name: Michael F. Klein
                                            Title: Principal
                                            (Only as to the Technical Assistance
                                            Agreement)